Exhibit 10.3
James River Group, Inc.
1414 Raleigh Road, Suite 405,
Chapel Hill, NC 27517
May 5, 2025
Mr. Richard J. Schmitzer
Dear Richard:
Reference is made to your employment agreement (the “Employment Agreement”), dated January 15, 2018, with James River Group Inc. (the “Parent Company”), pursuant to which you serve as the President and Chief Executive Officer of two subsidiaries of the Parent Company: James River Insurance Company (“JRI”) and James River Management Company, Inc. (“JRMC”) (together, the “Companies”). You have advised Parent Company that you will retire from the Companies during calendar year 2025 (the actual date of such retirement referred to as the “Retirement Date”), and in this regard, the Company has adopted a succession plan to identify a new principal executive officer of the Companies. In connection with the succession plan, this letter confirms your agreement to (i) relinquish the title of President of the Companies effective May 5, 2025, (ii) relinquish the title of Chief Executive Officer of the Companies effective July 31, 2025, and (iii) assist in the transition of your responsibilities as the principal executive officer of the Companies to your successor during the period of May 5, 2025 through the Retirement Date. You further agree that such changes in title and duties specified in the immediately preceding sentence shall not serve as the basis for a termination of the Employment Agreement for Good Reason (as such term is defined in the Employment Agreement). You also acknowledge that you and the Company shall negotiate in good faith to provide you with a new title with the Companies, and adjusted compensation to reflect your modified duties, with such changes to be effective after the date that you relinquish your title as Chief Executive Officer of the Companies.
Except as provided in this letter, you agree that the Employment Agreement shall remain in full force and effect in accordance with its existing terms.
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Please confirm your agreement with the foregoing by signing and returning a copy of this letter.

Very truly yours,

James River Group, Inc.

By: /s/ Frank N. D’Orazio
Name: Frank N. D’Orazio
Title: Chief Executive Officer
Date: May 5, 2025

Accepted and agreed to this 5th day of May, 2025:

James River Insurance Company

By: /s/ Angela J. Burnett
Name: Angela J. Burnett
Title: SVP, Chief Human Resources Officer

James River Management Company, Inc.

By: /s/ Angela J. Burnett
Name: Angela J. Burnett
Title: SVP, Chief Human Resources Officer

By: /s/ Richard Schmitzer
Name: Richard Schmitzer

[Signature Page to Letter Agreement]